UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 19, 2016
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As indicated below, at the 2016 Annual Meeting of the Stockholders, the Company’s Stockholders approved the amendment of the Company’s 2006 Stock Incentive Plan to increase the number of shares available for issuance by 1,200,000 shares.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2016, Meritage Homes Corporation held its Annual Meeting of Stockholders at 10:00 am local time at the Company's corporate office at 8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected four individuals to the Board of Directors as Class I Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Raymond Oppel	35,045,448	692,970	5,170	2,037,904
Steve J. Hilton	35,039,320	699,494	4,775	2,037,903
Richard T. Burke Sr.	35,056,123	682,280	5,185	2,037,904
Dana C. Bradford	35,630,017	108,386	5,185	2,037,904
Deb Henretta	35,650,950	87,655	4,984	2,037,903
Proposal No. 2
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2016 fiscal year.

Votes For	Votes Against	Abstentions
37,011,978	763,493	6,021
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,199,082	2,509,305	35,201	2,037,904

Proposal No. 4
The Company’s stockholders approved the amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares available for issuance.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,553,315	1,180,294	9,979	2,037,904

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1
Amendment to the Meritage Homes Corporation Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to the Appendix to the Company’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the SEC on March 24, 2016)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2016

MERITAGE HOMES CORPORATION

/s/	Hilla Sferruzza
By:	Hilla Sferruzza
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)